Exhibit 99.1

July 20, 2016

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2016 SECOND QUARTER FINANCIAL RESULTS

•	14% organic loan growth since June 30, 2015

•	134 consecutive quarters of profitability

•	Net income for quarter ended June 30, 2016 was $5.0 million compared to $4.8 million for the linked quarter

•	Annualized return on assets was 1.05% for the first six months of 2016

•	Noninterest income increased 30.1% compared to same quarter in 2015

•	Non-performing assets to total assets remain at low levels, 0.46% at June 30, 2016

CANFIELD, Ohio (July 20, 2016) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and six months ended June 30, 2016.

Net income for the three months ended June 30, 2016 was $5.0 million, or $0.19 per diluted share, which compares to $812 thousand, or $0.04 per diluted share, for the three months ended June 30, 2015. Excluding expenses related to acquisition activities, net income for the two periods was $5.2 million or $0.19 and $2.4 million or $0.12, respectively. In comparing the first quarter’s results to the most recent previous quarter, net income of $5.0 million increased 4.6% compared to $4.8 million for the quarter ended March 31, 2016.

Annualized return on average assets and return on average equity were 1.06% and 9.69%, respectively, for the three month period ending June 30, 2016, compared to 1.03% and 9.41% for the linked quarter. Excluding expenses related to acquisition activities, the annualized return on average assets and return on average equity for the quarter ended June 30, 2016 were 1.10% and 10.02% compared to 0.82% and 8.33% for the same quarter in 2015.

Net income for the six months ended June 30, 2016 was $9.8 million, or $0.36 per diluted share, compared to $3.0 million or $0.16 per diluted share for same six month period in 2015. Excluding expenses related to acquisition activities, net income for the two six month periods was $10.2 million, or $0.38 per share and $4.7 million or $0.25 per share, respectively, and the annualized return on average assets and return on average equity were 1.08% and 9.98% in 2016, compared to 0.78% and 6.81% in 2015, respectively.

During 2015, Farmers completed the mergers of National Bancshares Corporation (NBOH) the holding company for the First National Bank of Orrville, and Tri-State 1st Banc Inc. (Tri-State), the holding company for 1st National Community Bank of East Liverpool. These transactions resulted in the addition of $676 million in assets and 17 full-service branches in Northeastern Ohio and 1 in Beaver County in Pennsylvania.

On June 1, 2016 Farmers completed the acquisition of Bowers Insurance Agency, Inc. (The Bowers Group). The Bowers Group will continue to operate under its name from its current location in Cortland, Ohio, but is expected to merge with Farmers National Insurance, LLC, Farmers’ wholly-owned insurance agency subsidiary. The strategic acquisition is expected to enhance Farmers’ current company and product line up, and offer broader options of commercial, farm, home, and auto property/casualty insurance carriers to meet all the needs of all Farmers’ customers.

Kevin J. Helmick, President and CEO, stated, “We are pleased to report that our earnings have increased through the successful integration of both bank mergers, and we are encouraged by the early results of our merger with The Bowers Group. We also continue to be encouraged by our organic loan growth, which has increased 9.5% on an annualized basis during the past six months, and improvements in our level of noninterest income.”

2016 Second Quarter Financial Highlights

•	Loan growth

Total loans were $1.36 billion at June 30, 2016, compared to $1.30 billion at December 31, 2015, representing an annualized growth of 9.5%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. Most of the increase in loans has occurred in the commercial real estate, commercial and industrial, residential real estate and consumer loan portfolios. Loans now comprise 76.3% of the Bank’s first quarter average earning assets at June 30, 2016, an improvement compared to 65.9% at the same time in 2015. This improvement along with the growth in earning assets organically and through merger activity has resulted in an 80% increase in tax equated loan income from the second quarter of 2015 to the same quarter in 2016.

•	Loan quality

Non-performing assets to total assets remain at a safe level, currently at 0.46%. Early stage delinquencies also continue to remain at low levels, at $11.4 million, or 0.84% of total loans, at June 30, 2016. Net charge-offs for the current quarter were $660 thousand, down $627 thousand compared to $1.3 million in the same quarter in 2015. It is important to note that annualized net charge-offs as a percentage of average net loans outstanding decreased from 0.71% for the 3 months ended June 30, 2015 to 0.20% for the same period in 2016. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended June 30, 2016 was 4.06%, a 40 basis points increase from the quarter ended June 30, 2015. In comparing the second quarter of 2016 to the same period in 2015, asset yields increased 28 basis points, while the cost of interest-bearing liabilities decreased 13 basis points. Another key contributor to the increase in net interest margin was the shift in the mix of earning assets from securities to loans as explained previously. The increased margin is also partially due to the additional accretion as a result of the discounted loan portfolios acquired in the NBOH and Tri-State mergers. Excluding the amortization of premium on time deposits and FHLB advances along with the accretion of the acquired loan discount, the net interest margin would have been 9 basis points lower or 3.97% for the quarter ended June 30, 2016.

•	Noninterest income

Noninterest income increased 30.1% to $5.7 million for the quarter ended June 30, 2016 compared to $4.4 million in 2015. Deposit account income increased $315 thousand, or 47%, in the current year’s quarter compared to the same quarter in 2015 and gains on the sale of mortgage loans increased $384 thousand, or 246%, in comparing the same two quarters. Investment commissions increased $100 thousand or 39% and insurance agency commissions increased $175 thousand or 148%. Debit card interchange fees also increased $593 thousand or 86% in comparing the second quarter of 2015 to the same quarter in 2016. The Company also recognized a $262 thousand gain from the sale of land during the second quarter of 2016, compared to none in the same quarter in 2015.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the second quarter of 2016 were $14.8 million. Excluding expenses related to acquisition activities of $224 thousand, noninterest expenses were $14.6 million. Excluding expenses related to acquisition activities, annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 3.39% in the second quarter of 2015 to 3.07% in the second quarter of 2016. Annualized salaries and employee benefits as a percent of average assets also decreased from 1.89% to 1.63% in comparing the second quarter of 2015 and 2016.

•	Efficiency ratio

The efficiency ratio for the quarter ended June 30 2016 improved to 62.6% compared to 81.03% for the same quarter in 2015. Excluding expenses related to acquisition activities, the efficiency ratio for the same periods was 61.6% and 69.9%, respectively. The main factors leading to the improvement in the efficiency ratio was the increase in net interest income and noninterest income, along with the stabilized level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2016 Outlook

Mr. Helmick added, “We are encouraged by the promising start to 2016 in our financial results. We will continue to focus our energy on the seamless integration of the newly acquired companies and customers. We remain committed to the businesses and families we serve and to our community banking approach and culture.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $1.9 billion in banking assets and $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 38 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates three trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio and net income, excluding costs related to acquisition activities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2015, as amended, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,	Percent
	2016	2016	2015	2015	2015	2016	2015	Change
Total interest income	$17,950	$17,747	$17,481	$15,594	$10,753	$35,697	$20,752	72.0%
Total interest expense	1,061	1,000	1,023	1,056	1,004	2,061	2,011	2.5%

Net interest income	16,889	16,747	16,458	14,538	9,749	33,636	18,741	79.5%
Provision for loan losses	990	780	990	1,220	850	1,770	1,300	36.2%
Other income	5,737	4,946	5,175	4,685	4,409	10,683	8,446	26.5%
Merger related costs	224	289	1,736	2,499	1,912	513	2,157	-76.2%
Other expense	14,559	14,155	14,884	13,022	10,175	28,714	19,681	45.9%

Income before income taxes	6,853	6,469	4,023	2,482	1,221	13,322	4,049	229.0%
Income taxes	1,833	1,671	848	625	409	3,504	1,026	241.5%

Net income	$5,020	$4,798	$3,175	$1,857	$812	$9,818	$3,023	224.8%

Average shares outstanding	26,965	26,937	27,027	25,672	19,366	26,951	18,890
Basic and diluted earnings per share	0.19	0.18	0.12	0.07	0.04	0.36	0.16
Cash dividends	1,083	1,077	809	770	552	2,160	1,104
Cash dividends per share	0.04	0.04	0.03	0.03	0.03	0.08	0.06

Performance Ratios
Net Interest Margin (Annualized)	4.06%	4.07%	3.99%	3.84%	3.66%	4.07%	3.65%
Efficiency Ratio (Tax equivalent basis)	62.60%	62.65%	73.07%	76.55%	81.03%	62.63%	76.08%
Return on Average Assets (Annualized)	1.06%	1.03%	0.68%	0.43%	0.27%	1.05%	0.52%
Return on Average Equity (Annualized)	9.69%	9.41%	6.51%	3.97%	2.74%	9.61%	4.53%
Dividends to Net Income	21.57%	22.45%	25.48%	41.46%	67.98%	22.00%	36.52%

Consolidated Statements of Financial Condition
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2016	2016	2015	2015	2015
Assets
Cash and cash equivalents	$62,184	$34,619	$56,014	$34,344	$37,028
Securities available for sale	378,432	387,093	394,312	379,138	386,319

Loans held for sale	1,737	488	1,769	566	399
Loans	1,358,484	1,315,501	1,296,865	1,183,016	1,134,838
Less allowance for loan losses	9,720	9,390	8,978	8,294	7,286

Net Loans	1,348,764	1,306,111	1,287,887	1,174,722	1,127,552

Other assets	134,002	131,996	129,920	119,027	121,105

Total Assets	$1,925,119	$1,860,307	$1,869,902	$1,707,797	$1,672,403

Liabilities and Stockholders’ Equity
Deposits	$1,447,442	$1,445,882	$1,409,047	$1,330,249	$1,320,569
Other interest-bearing liabilities	247,934	192,078	247,985	179,701	155,591
Other liabilities	17,252	18,365	14,823	11,696	13,668

Total liabilities	1,712,285	1,656,325	1,671,855	1,521,646	1,489,828
Stockholders’ Equity	212,491	203,982	198,047	186,151	182,575

Total Liabilities and Stockholders’ Equity	$1,925,119	$1,860,307	$1,869,902	$1,707,797	$1,672,403

Period-end shares outstanding	27,048	26,924	26,944	25,674	25,672
Book value per share	$7.86	$7.58	$7.35	$7.25	$7.11
Tangible book value per share	6.17	5.99	5.77	5.72	5.57
Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	11.60%	11.82%	11.59%	12.12%	12.61%
Total Risk Based Capital Ratio (a)	12.26%	12.63%	12.37%	12.77%	13.20%
Tier 1 Risk Based Capital Ratio (a)	11.60%	11.97%	11.74%	12.12%	12.61%
Tier 1 Leverage Ratio (a)	9.20%	9.34%	9.21%	9.27%	9.27%
Equity to Asset Ratio	11.04%	10.96%	10.59%	10.90%	10.92%
Tangible Common Equity Ratio	8.87%	8.88%	8.50%	8.80%	8.76%
Net Loans to Assets	70.06%	70.21%	68.87%	68.79%	67.42%
Loans to Deposits	93.85%	90.98%	92.04%	88.93%	85.94%
Asset Quality
Non-performing loans	$8,360	$9,710	$10,445	$9,620	$7,984
Other Real Estate Owned	572	555	942	1,052	1,128
Non-performing assets	8,932	10,265	11,387	10,672	9,112
Loans 30-89 days delinquent	11,371	10,072	9,130	6,974	7,146
Charged-off loans	820	578	447	631	1,496
Recoveries	160	210	151	420	209
Net Charge-offs	660	368	296	211	1,287
Annualized Net Charge-offs to Average Net Loans Outstanding	0.20%	0.11%	0.09%	0.10%	0.71%
Allowance for Loan Losses to Total Loans	0.72%	0.71%	0.69%	0.70%	0.64%
Non-performing Loans to Total Loans	0.62%	0.74%	0.81%	0.81%	0.70%
Allowance to Non-performing Loans	116.27%	96.70%	85.96%	86.22%	91.26%
Non-performing Assets to Total Assets	0.46%	0.55%	0.61%	0.62%	0.54%

(a)	June 30, 2016 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2016	2016	2015	2015	2015
Stockholders’ Equity	$212,491	$203,982	$198,047	$186,151	$182,575
Less Goodwill and other intangibles	45,718	42,604	42,661	39,265	39,569

Tangible Common Equity	$166,773	$161,378	$155,386	$146,886	$143,006

Reconciliation of Total Assets to Tangible Assets
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2016	2016	2015	2015	2015
Total Assets	$1,925,119	$1,860,307	$1,869,902	$1,707,797	$1,672,403
Less Goodwill and other intangibles	45,718	42,604	42,661	39,265	39,569

Tangible Assets	$1,879,401	$1,817,703	$1,827,241	$1,668,532	$1,632,834

Reconciliation of Net Income, Excluding Costs Related to Acquisition Activities						For the Six Months
		For the Three Months Ended				Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2016	2015
Income before income taxes - Reported	$6,853	$6,469	$4,023	$2,482	$1,221	$13,322	$4,049
Acquisition Costs	224	289	1,736	2,499	1,912	513	2,157

Income before income taxes - Adjusted	7,077	6,758	5,759	4,981	3,133	13,835	6,206
Income tax expense	1,899	1,746	1,434	1,255	698	3,645	1,371

Net income - Adjusted	$5,178	$5,012	$4,325	$3,726	$2,435	$10,190	$4,835

End of Period Loan Balances
	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2016	2016	2015	2015	2015
Commercial real estate	$503,095	$491,605	$492,430	$442,181	$427,028
Commercial	241,040	234,369	228,455	204,726	202,552
Residential real estate	419,174	406,039	392,849	360,586	319,820
Consumer	192,232	180,791	180,525	173,041	183,785

Total, excluding net deferred loan costs	$1,355,541	$1,312,804	$1,294,259	$1,180,534	$1,133,185

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Noninterest Income	2016	2016	2015	2015	2015
Service charges on deposit accounts	$987	$935	$1,049	$929	$672
Bank owned life insurance income	201	212	214	184	165
Trust fees	1,564	1,496	1,518	1,482	1,509
Insurance agency commissions	293	139	175	130	118
Security gains	41	0	46	3	35
Retirement plan consulting fees	496	489	425	423	778
Investment commissions	356	236	286	332	256
Net gains on sale of loans	540	402	407	415	156
Other operating income	1,259	1,037	1,055	787	720

Total Noninterest Income	$5,737	$4,946	$5,175	$4,685	$4,409

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
Noninterest Expense	2016	2016	2015	2015	2015
Salaries and employee benefits	$7,740	$7,554	$8,220	$7,213	$5,663
Occupancy and equipment	1,616	1,664	1,772	1,368	1,201
State and local taxes	394	393	283	400	243
Professional fees	754	529	833	738	546
Merger related costs	224	289	1,736	2,499	1,912
Advertising	363	345	482	344	282
FDIC insurance	286	283	326	256	178
Intangible amortization	335	337	345	304	167
Core processing charges	580	638	770	643	382
Other operating expenses	2,491	2,412	1,853	1,756	1,513

Total Noninterest Expense	$14,783	$14,444	$16,620	$15,521	$12,087

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	June 30, 2016			June 30, 2015
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,324,761	$15,787	4.79%	$733,249	$8,780	4.75%
Taxable securities	246,590	1,288	2.10	273,799	1,405	2.04
Tax-exempt securities (2)	129,772	1,377	4.26	84,970	1,014	4.73
Equity securities	9,637	113	4.70	4,771	46	3.66
Federal funds sold and other	26,137	27	0.41	14,310	6	0.17

Total earning assets	$1,736,897	18,592	4.30	$1,111,099	11,251	4.02

INTEREST-BEARING LIABILITIES
Time deposits	$249,491	$472	0.76%	$203,193	$736	1.44%
Savings deposits	540,251	159	0.12	420,315	117	0.11
Demand deposits	323,869	162	0.20	152,372	26	0.07
Short term borrowings	208,660	144	0.28	70,260	16	0.09
Long term borrowings	20,746	124	2.40	35,114	109	1.22

Total interest-bearing liabilities	$1,343,017	1,061	0.32	$881,254	1,004	0.45

Net interest income and interest rate spread		$17,531	3.98%		$10,247	3.57%

Net interest margin			4.06%			3.66%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.

(2)	For 2016, adjustments of $164 thousand and $478 thousand, respectively, are made to tax equate income on tax exempt loans and tax exempt securities. For 2015, adjustments of $146 thousand and $352 thousand, respectively, are made to tax equate income on tax exempt loans and tax exempt securities. These adjustments are based on a marginal federal income tax rate of 35%, less disallowances.

	Six Months Ended			Six Months Ended
	June 30, 2016			June 30, 2015
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,306,617	$31,217	4.80%	$698,777	$16,599	4.79%
Taxable securities	253,635	2,725	2.16	285,209	3,052	2.16
Tax-exempt securities	129,149	2,733	4.26	85,154	1,953	4.62
Equity securities (2)	9,599	226	4.73	4,528	94	4.10
Federal funds sold and other	27,340	65	0.48	15,319	11	0.14

Total earning assets	$1,726,340	36,966	4.31	$1,088,987	21,709	4.02

INTEREST-BEARING LIABILITIES
Time deposits	$246,219	$882	0.72%	$202,993	$1,504	1.49%
Savings deposits	536,543	310	0.12	409,534	227	0.11
Demand deposits	320,691	309	0.19	141,544	35	0.05
Short term borrowings	212,068	316	0.30	63,314	28	0.09
Long term borrowings	21,384	242	2.28	35,876	217	1.23

Total interest-bearing liabilities	$1,336,905	$2,059	0.31	$853,261	2,011	0.48

Net interest income and interest rate spread		$34,907	4.00%		$19,698	3.54%

Net interest margin			4.07%			3.65%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.

(2)	For 2016, adjustments of $324 thousand and $945 thousand, respectively, are made to tax equate income on tax exempt loans and tax exempt securities. For 2015, adjustments of $281 thousand and $676 thousand, respectively, are made to tax equate income on tax exempt loans and tax exempt securities. These adjustments are based on a marginal federal income tax rate of 35%, less disallowances.